Exhibit (a)(1)(C)

ELECTION FORM

OFFER TO AMEND ELIGIBLE PORTION OF ELIGIBLE OPTION

[NAME]

[ADDRESS]

I hereby make the following election(s) with respect to the Eligible Portion(s) of my Eligible Options in the Offer made by Comverse Technology, Inc. (“Comverse”) pursuant to the Offer to Amend Eligible Options, dated November 19, 2008 (the “Offer to Amend”). Capitalized terms not otherwise defined in this Election Form shall have the meaning set forth in the Offer to Amend.

Subject to the foregoing, with respect to each Eligible Option identified in the table below, I hereby elect to amend or not amend the Eligible Portion(s) of my Eligible Options as identified in the table below:

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price per share ($)	Shares Subject to Eligible Portion (#)	FMV per share on Revised Grant Date (Measurement Date Price Per Share)* ($)	Maximum Cash Payment (Aggregate Price Differential), if any* ($)	Elect to Amend Entire Eligible Portion and Receive Cash Payment, if any (Please check the appropriate boxes)
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No

_____________________

*              Please note that the Price Differential represents only the maximum cash amount per share that Eligible Optionees may be eligible to receive under the terms of the Offer and that under the terms of the Offer Eligible Optionees may be ultimately entitled to a lower Cash Payment or none at all, depending on the fair market value of Comverse common stock on the expiration date of the Offer. In addition, any required Cash Payment will be made subject to applicable tax withholding. If Eligible Optionees elect to have the exercise price of the Eligible Portion(s) of their Eligible Option amended pursuant to the terms of the Offer, the New Exercise Price per share of the Amended Options will be equal to the lesser of the fair market value per share of the underlying Comverse common stock on (i) the Eligible Option’s measurement date that was determined for accounting purposes (the “Measurement Date Price Per Share”), or (ii) the expiration date of the Offer. If the New Exercise Price is higher than the original exercise price of an Eligible Portion of your Eligible Option, you will also receive a Cash Payment with respect to such Amended Option equal to the difference between the increased New Exercise Price of the Amended Option and the original exercise price of each Eligible Portion of an Eligible Option multiplied by the total number of shares (including unvested shares) subject to the Eligible Portion, less applicable tax withholding. If any Cash Payment is required to be made under the terms of the Offer, we intend to extend the Expiration Time

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of the Offer to 5:30 p.m., Eastern Time, on December 31, 2008 and pay such Cash Payment promptly after the expiration of the Offer as required under applicable securities laws. However, in compliance with the applicable provisions of Section 409A, no Cash Payment will be made before January 1, 2009. If the New Exercise Price is lower than the original exercise price of an Eligible Portion of your Eligible Option, you will not be entitled to receive any Cash Payment. Capitalized terms not otherwise defined in this form shall have the meaning set forth in the Offer to Amend.

I hereby represent that I am subject to federal income tax in the United States.

I hereby agree that, unless I revoke my election before 5:30 p.m., Eastern Time, on December 18, 2008 (or a later expiration time if Comverse extends the Offer), my election will be irrevocable, and if accepted by Comverse, this Election Form shall operate to amend the Eligible Portion(s) of my Eligible Options as outlined above, subject to the terms and conditions described in the Offer to Amend.

I hereby acknowledge that I may change the terms of my election by submitting a new later dated Election Form to D.F. King & Co., Inc., the Tender Agent for this Offer (the “Tender Agent”), by hand delivery, mail, overnight delivery, facsimile or email prior to the Expiration Time. Any change of election received after the Expiration Time will be void and of no effect.

I agree that my decision to amend or not amend the Eligible Portion(s) of all my Eligible Options in the Offer is entirely voluntary and is subject to the terms of the Offer. I further understand and agree I am not required to tender my Eligible Options. I understand that if I elect to tender an Eligible Option, I must tender the entire Eligible Portion of the Eligible Option. If I hold more than one Eligible Option and elect to participate in the Offer, I further understand that I must tender the Eligible Portion(s) of all of my Eligible Options and the Eligible Portions of each of my Eligible Options will be amended.

I acknowledge that as a result of its delinquency in the filing of periodic reports, Comverse determined in April, 2006 that it could no longer use its registration statements on Form S-8 and, consequently, suspended any exercise of options until it is able to become current in its periodic reporting under the Securities Exchange Act of 1934, as amended. I understand that as Comverse has been unable to become current in its reporting obligations, the exercise suspension continues to be in effect and that I will not be able to exercise options prior to the termination of the suspension.

I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to employment or continued employment with Comverse or any of its subsidiaries (except on an at-will basis, unless otherwise provided in my employment agreement or required by applicable law).

I agree that, except as set forth in the Offer to Amend, Comverse has made no representations or warranties to me regarding this Offer or the future pricing of Comverse stock, and that my participation in this Offer is at my own discretion.

I agree that to ensure timely payment of the Cash Payment, if any, I will provide the Tender Agent with any changes in my mailing address and e-mail address prior to the payment of the Cash Payment, if any.

I hereby acknowledge and agree that none of Comverse, any of its subsidiaries or any of the employees, agents or representatives of Comverse or any of its subsidiaries, has made any recommendation to me as to whether or not I should accept the Offer to amend the Eligible Portion(s) of my Eligible Options and that I am not relying on any information provided or representation made by Comverse, any of its subsidiaries or any of their respective employees, agents or representatives in accepting or rejecting the Offer, other than any information contained in the Offer to Amend. I acknowledge that I have been afforded the opportunity to consult with my personal financial, tax and legal advisors before making this election and that I have knowingly done so or knowingly declined to do so.

I understand that I should keep a copy of this completed Election Form and if I submit my Election Form via email, keep a copy of the “delivery receipt” from Outlook that I receive upon submitting the Election Form.

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I understand that I will receive a Notice of Receipt of Election Form by email at my email address (as listed below) or, in the case of former employees, any other email address previously provided to Comverse, or by mail within three business days after the date on which the Tender Agent receives this Election Form. In addition, within three business days after the Expiration Time, I will receive by email at my Comverse email address or, in the case of former employees, any other email address previously provided to Comverse, or by mail the Final Election Confirmation Statement that confirms the last election that I made for the Eligible Portion(s) of my Eligible Options as of the Expiration Time. I agree that I will keep a copy of the Notice of Receipt of the Election Form(s) and the Final Election Confirmation Statement that I receive. In the event that I do not receive the Notice of Receipt of Election Form(s) or the Final Election Confirmation Statement confirming my elections in the time frames described above, I understand that it is my responsibility to contact the Tender Agent and send my printed copies of this Election Form, the email delivery receipt (if applicable) and any Notice of Receipt of Election Form or Final Election Confirmation Statement that I did receive to the Tender Agent to evidence proper and timely submission of my Election Form.

I AGREE THAT NONE OF COMVERSE, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES SHALL BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN OR TO DECLINE PARTICIPATE IN THIS OFFER.

Optionee Signature	Employee ID Number*:____________________

Optionee Name (Please Print)	E-mail Address: _________________________	Date: __________

PLEASE SEND THE COMPLETED ELECTION FORM TO D.F. KING &CO., INC., THE TENDER AGENT, BY HAND DELIVERY, MAIL, OVERNIGHT DELIVERY, FACSIMILE OR EMAIL SO THAT IT IS RECEIVED NO LATER THAN 5:30 P.M., EASTERN TIME, ON DECEMBER 18, 2008 (OR A LATER EXPIRATION DATE IF COMVERSE EXTENDS THE OFFER).

_____________

*Not required for former employees.

The Tender Agent for the Offer is:

D.F. King & Co., Inc.

By Hand, Mail or Overnight Delivery: D.F. King & Co., Inc. Attn: Mark Fahey 48 Wall Street, 22nd Floor New York, New York 10005	By E-mail: comverse@dfking.com By Facsimile: (212) 809-8838 To Confirm Receipt Please Call: (212) 493-6996

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